CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Fidelity Income Fund of our report dated September 15, 2026, relating to the financial statements and financial highlights of Fidelity GNMA Fund, which appears in Fidelity Income Fund's Certified Shareholder Report on Form N-CSR for the year ended July 31, 2026. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 21, 2026